UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2015

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 21, 2015, Hennessy Capital Acquisition Corp. (the “Company”) issued a press release announcing the extension of its previously announced warrant exchange offer until 12:00 midnight, New York City time, at the end of the day on February 13, 2015, unless further extended by the Company. The Company also announced that it has amended the conditions to the warrant exchange offer to include the condition that the consummation of the Company’s previously announced acquisition of School Bus Holdings Inc. (“SBH”), an indirect parent of Blue Bird Corporation, will have occurred prior to the expiration of the warrant exchange offer. A copy of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Information About the Warrant Exchange Offer

This Current Report on Form 8-K is neither an offer to exchange nor a solicitation of an offer to sell any Warrants. The offer to exchange and the solicitation of offers to exchange are being made solely pursuant to the Amended and Restated Offer to Exchange dated January 21, 2015 (the “Offer to Exchange”), the related Amended and Restated Letter of Transmittal and other Offer materials included as exhibits to the Schedule TO amendment that the Company filed today with the Securities and Exchange Commission (“SEC”). The tender offer statement on Schedule TO (including the Offer to Exchange, the related Amended and Restated Letter of Transmittal and other Offer materials) contains important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials are being distributed free of charge to all Warrant holders. In addition, these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Warrant holders may also obtain free copies of the documents filed with the SEC by the Company by directing a request to the information agent at Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, or by phone at (800) 662-5200 or email at hennessy.info@morrowco.com. Warrant holders are urged to read the Offer to Exchange and the other relevant materials before making any investment decision with respect to the Offer because they contain important information about the Offer.

Additional Information

The Company has filed with the SEC a definitive proxy statement in connection with the Business Combination and other matters and, beginning on January 21, 2015, will mail a definitive proxy statement and other relevant documents to its stockholders as of the January 2, 2015 record date for the special meeting of stockholders relating to the Business Combination (the “Special Meeting”). The Company’s stockholders and other interested persons are advised to read the definitive proxy statement in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, SBH and the Business Combination. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that will be filed with the SEC (when available), without charge, at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination and the other matters set forth in the definitive proxy statement. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Company’s definitive proxy statement for the Business Combination, which has been filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2015	HENNESSY CAPITAL ACQUISITION CORP.

	By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 21, 2015